UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2021

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SALISBURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	001-14854 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)
Registrant’s telephone number, including area code: (860) 435-9801
(Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value per share	SAL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Updated Split Dollar Agreements.

On September 1, 2021, Salisbury Bank and Trust Company (the "Bank"), the wholly owned subsidiary of Salisbury Bancorp Inc. (the "Company") and Richard Cantele, President and Chief Executive Officer of the Bank and of the Company, entered into an updated split dollar agreement which superseded and replaced a prior split dollar agreement between the parties. In addition, the Bank and named executive officers Peter Albero and John Davies (together with Mr. Cantele, the "executive(s)"), entered into updated split dollar agreements which superseded and replaced their existing split dollar agreements (collectively with the split dollar agreement for Richard Cantele, the "Updated Agreements"). The Updated Agreements for Messrs. Albero and Davies are identical and substantially similar to the split dollar agreement for Mr. Cantele, except as discussed below. The Updated Agreements provide for a death benefit during employment of each executive equal to the lesser of (i) three times the executive's base salary, not to exceed $800,000, less $50,000 or (ii) the net amount at risk, defined as the difference between the death benefit payable on death and the accrued cash value of the life insurance policy at the time of death. Mr. Cantele's post-retirement death benefit will be 1.5 times his final base salary, not to exceed $800,000. If Messrs. Albero and Davies retire after reaching age 65, the executives will be entitled to a post-retirement death benefit equal to 1.5 times final base salary at age 65 through age 71, 1.0 times final base salary at age 72 through 79, and 0.5 times final base salary at age 80 and later, provided that the death benefit shall not exceed $800,000. In the event of a change in control of the Bank, the executive will become fully vested in the death benefit under the policy, including the post-retirement death benefit, and the policy cannot be terminated or amended without the express written consent of the executive. The Bank is the sole beneficiary of any death proceeds remaining after the aforementioned death proceeds have been paid to the designated beneficiaries.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements attached hereto as Exhibits 10.1, 10.2, and 10.3.

Section 9.	Financial Statement and Exhibits

Item 9.01.	Financial Statement and Exhibits

(a)	N/A
(b)	N/A
(c)	N/A
(d)	Exhibits
	10.1	Salisbury Bank and Trust Company Split Dollar Life Insurance Agreement with Richard Cantele, effective as of September 1, 2021
	10.2	Salisbury Bank and Trust Company Split Dollar Life Insurance Agreement with John Davies, effective as of September 1, 2021
	10.3	Salisbury Bank and Trust Company Split Dollar Life Insurance Agreement with Peter Albero, effective as of September 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: September 2, 2021	By:	/s/ Richard J. Cantele, Jr. Richard J. Cantele, Jr. President and Chief Executive Officer